UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2004

CoSine Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30715	94-3280301

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Bridge Parkway, Redwood City, California	94065

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (650) 637-4777

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
SIGNATURE

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 11, 2004, the audit committee of the board of directors of CoSine Communication, Inc. (the “Company”) engaged Burr, Pilger & Mayer LLP as the Company’s new independent auditors to provide financial audit services. Burr, Pilger & Mayer LLP have not audited the Company’s financial statements in the most two recent fiscal years or any interim period. Prior to engaging Burr, Pilger & Mayer LLP to audit its financial statements, the Company did not consult with Burr, Pilger & Mayer LLP regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). In the course of its discussions concerning the engagement, the Company did provide and discuss with Burr, Pilger & Mayer LLP the information in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2004.

The Company requested Burr, Pilger & Mayer LLP to review this Current Report on Form 8-K and provided Burr, Pilger & Mayer LLP with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in this Current Report on Form 8-K. Burr, Pilger and Mayer LLP has advised the Company that it has reviewed this Current Report on Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 12, 2004	COSINE COMMUNICATIONS, INC.
	By:	/s/ Terry Gibson
Terry Gibson
Executive Vice President and Chief Financial Officer